Exhibit 99.1

NEWS RELEASE

CONTACT:
CreditRiskMonitor.com, Inc.
Jerry Flum, CEO
(845) 230-3030
info@creditriskmonitor.com

FOR IMMEDIATE RELEASE

CreditRiskMonitor Now Trades on OTCQX,
the Top Tier of the OTC Market

VALLEY COTTAGE, NY—July 9, 2012—CreditRiskMonitor (OTCQX: CRMZ) has upgraded its listing from the OTC Markets OTCQB to the OTCQX U.S. Premier.  The OTCQX is the highest tier of the OTC market, reserved exclusively for companies meeting the highest financial standards and that have undergone a thorough qualitative review.

Investors can now find Real-Time Level 2 quotes for CRMZ on www.otcmarkets.com.  Our ticker symbol remains “CRMZ”.

Jerry Flum, CEO, said, “The OTCQX listing broadens CRMZ’s ‘blue sky’ registration allowing our company to increase our reach with U.S. investors.”

Overview

CreditRiskMonitor (http://www.crmz.com) is an Internet-based publisher of financial risk analysis and news, designed to save time for busy corporate credit and procurement/supply-chain professionals. The service offers comprehensive commercial credit reports covering over 40,000 public companies worldwide. Over 30% of the Fortune 1,000 already use CreditRiskMonitor’s timely news alerts and reports that feature detailed analyses of financial statements, ratio analysis and trend reports, peer analyses, as well as the Company’s  proprietary FRISK® scores.

Safe Harbor Statement

Certain statements in this press release, including statements prefaced by the words "anticipates", "estimates", “believes", "expects" or words of similar meaning, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, expectations or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, among others, those risks, uncertainties and factors referenced from time to time as "risk factors" or otherwise in the Company's Registration Statements or Securities and Exchange Commission Reports.  We disclaim any intention or obligation to revise any forward-looking statements, whether as a result of new information, a future event, or otherwise.